                                                                    Exhibit 99.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(Mark One)

[X]        ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                   For the fiscal year ended December 31, 2003

                                       OR

[ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  For the transition period from ________________________to____________________

                         Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                ATGI 401(K) PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         ALPHA TECHNOLOGIES GROUP, INC.
                       11990 San Vincente Blvd., Suite 350
                              Los Angeles, CA 90049

REQUIRED INFORMATION

Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 2003 and 2002 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the year ended December 31, 2003 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.    Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATGI 401(K) PLAN


                                        By: /s/ James J. Polakiewicz
                                            ------------------------------------
                                            James J. Polakiewicz
                                            Administrator of the Plan

Date: June 28, 2004

                                ATGI 401(k) Plan

                                Table of Contents



                                                                                                         Page
                                                                                                         ----
Report of Independent Registered Public Accounting Firm - Deloitte & Touche LLP                           7

Statements of Net Assets Available for Benefits as of December 31, 2003 and 2002                          8

Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2003            9

Notes to Financial Statements                                                                          10-15

Supplemental Schedule:
Form 5500, Schedule H, Part IV, line 4i - Schedule of Assets (Held at End of Year) as of
December 31, 2003                                                                                         16

Exhibits                                                                                                  17


All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, other than the schedules listed above, are omitted because they are not applicable.

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


To the Plan Administrator and Participants
ATGI 401(K) PLAN


We have audited the accompanying statements of net assets available for benefits of the ATGI 401(k) Plan (the "Plan") as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the year then ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002 and the changes in net assets available for benefits for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held at end of year is presented for the purposes of additional analysis and is not a required part of the basic financial statements but is supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplementary information is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



/s/ Deloite & Touche LLP
Boston, Massachusetts
June 23, 2004

                                ATGI 401(K) PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                    ASSETS                                                    December 31,
                    ------
Investments:                                                            2003                2002
                                                                     ----------          ----------
Alpha Technologies Group, Inc.:
  Common Stock (at market), 200,890 shares
  and 189,596 shares at December 31, 2003
  and 2002, respectively                                             $  255,130          $  193,388

Common/Collective Trusts, at market value:
  SSgA Life Solutions Growth Fund                                        29,410              15,394
  SSgA S&P 500 Index Fund                                               659,027             514,447
  SSgA Stable Value Fund                                              3,055,989           3,079,567

Registered Investment Companies, at market value:
  AllianceBernstein Growth and Income Fund                              740,463             596,320
  Federated Capital Appreciation Fund                                   730,714             613,882
  Fidelity Advisor Equity Growth Fund                                    38,305                  --
  Fidelity Advisor Value Strategies Fund                                 87,682                  --
  Putnam International Equity Fund                                       58,368              35,328
  Alger Midcap Growth Institutional Portfolio                           421,885             275,653
  Scudder Small Cap Fund                                                 23,435              12,601
  Dreyfus LifeTime Growth Portfolio                                      38,067              24,721
  Dreyfus LifeTime Growth & Income Portfolio                             52,130              30,058
  Strong Opportunity Fund                                                47,349              26,523
  PIMCO Total Return Fund                                               219,527             311,874
  Franklin Balance Sheet Investment Fund                                 79,902              61,202


Participant loans, at cost which approximates market value:             295,860             269,273
                                                                     ----------          ----------
       Total investments                                              6,833,243           6,060,231
                                                                     ----------          ----------

  Participant contributions receivable                                   19,377              18,957
                                                                     ----------          ----------
       Total assets                                                   6,852,620           6,079,188
                                                                     ==========          ==========

                           LIABILITIES

  Excess benefits payable                                                 2,430                  --
                                                                     ----------          ----------
       Total liabilities                                                  2,430                  --
                                                                     ==========          ==========
       Net assets available for benefits                             $6,850,190          $6,079,188
                                                                     ==========          ==========

                        See notes to financial statements

                                ATGI 401(K) PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

ADDITIONS TO NET ASSETS:
   Participant contributions                         $  590,259
   Interest and dividend income                          45,252
                                                     ----------
     Total additions                                    635,511
                                                     ----------

DEDUCTIONS FROM NET ASSETS:
   Benefit payments                                     642,818
   Administrative expenses                                2,775
                                                     ----------
     Total deductions                                   645,593
                                                     ----------

Net realized and unrealized appreciation in
 fair market value of investments                       781,084
                                                     ----------
     Increase in net assets                             771,002


NET ASSETS AVAILABLE FOR BENEFITS:

   Balance, December 31, 2002                         6,079,188
                                                     ----------
   Balance, December 31, 2003                        $6,850,190
                                                     ==========


                        See notes to financial statements

                                ATGI 401 (K) PLAN
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - DESCRIPTION OF THE PLAN

GENERAL

      The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977. The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete explanation of the Plan's provisions as the Plan document is controlling at all times.

ELIGIBILITY

      All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: January 1, April 1, July 1, or October 1.

PARTICIPANT ACCOUNTS

      The Plan provides that each participant shall direct the investment of all contributions made to their participant account. Participant accounts are valued on a daily basis, and each participant may change their election of investment direction for future contributions on a daily basis. The benefit to which a participant is entitled is based upon the vested value of the participant's account.

DISTRIBUTIONS

      A participant shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his or her account are distributed in the form of an annuity, cash or stock.

      If a participant terminates employment prior to normal retirement age for any reason other than death or disability, the participant's interest in Company contributions to the Plan vests as follows:

                                                                Percent Of
                                                              Non-forfeitable
  Years Of Service                                                Interest
  ----------------                                            ---------------
Less than one year                                                   0%
One year                                                            20
Two years                                                           40
Three years                                                         60
Four years                                                          80
Five years                                                         100

                                ATGI 401(K) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2003


NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

FORFEITURES

      After a participant's employment is terminated, any non-vested portion of the participant's account can be used to offset administrative fees and the Company's matching contribution, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 2003 and 2002 amounted to $12,226 and $70,415, respectively. During the plan year ended December 31, 2002, the Company used all of the forfeiture monies to offset the Company's matching contributions. Forfeiture amounts during 2003 were held in the plan to offset future expenses of the plan.

CONTRIBUTIONS

      The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 2002, the matching contribution was equal to 50 percent of each participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make an additional discretionary contribution as determined by the Board of Directors. No additional discretionary contribution was made for the year ended December 31, 2002. The Company suspended the Company matching contributions effective November 1, 2002.

      Each participant's contribution is based upon a percentage of annual compensation determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $12,000 ($14,000 if over age 50) in 2003, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Code. Each participant may also contribute up to 10 percent of total compensation on an after-tax basis. The combined pretax and after-tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

As of December 31, 2003, certain employees over-contributed to the Plan. As a result, the Plan has recorded $2,430 as benefits payable at December 31, 2003, and subsequent to year-end has returned the excess contributions to the employees.

PARTICIPANT LOANS

      Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments through payroll deductions for periods ranging up to five years for a general purpose loan, or up to 15 years for the purchase of a primary residence. The loans are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

TERMINATION OF THE PLAN

      Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of Plan termination, participants will become 100 percent vested in their accounts.

                                ATGI 401(K) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2003


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

      The financial statements of the Plan have been prepared on the accrual basis of accounting, using accounting principles generally accepted in the United States of America.

ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

      The Plan provides for various investments in common stock and separate accounts. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility risk. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term.

ADMINISTRATIVE EXPENSES

      Administrative expenses of the Plan are paid by the Plan.

INVESTMENTS

      The investments of the plan are stated at fair value. The Alpha Technologies Group, Inc. common stock is recorded at quoted market prices. Shares of mutual funds are recorded at net asset value based on quoted market prices. Fair values of investments that do not have a readily ascertainable market value (such as common/collective trusts) have been estimated by the trustee based on the underlying publicly traded assets of the portfolio. Loans to participants are carried at cost plus accrued interest, which approximates fair value. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

INCOME TAXES

      The Plan obtained its latest determination letter on May 3, 2002 in which the Internal Revenue Service stated that the Plan was in compliance with the applicable requirements of the Internal Revenue Code. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                                ATGI 401(K) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2003

NOTE 3 - INVESTMENTS

      During the year ended December 31, 2003, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:


ATGI Stock Fund                                          $  45,024

Common/Collective Trusts:
   SSgA S&P 500 Index Fund                                 143,668
   SSgA Stable Value Fund                                   92,317
   SsgA Life Solutions Growth Fund                           6,088
                                                         ---------
      Total Common/Collective Trusts                       242,073

Registered Investment Companies:
   AllianceBernstein Growth and Income Fund                170,388
   Federated Capital Appreciation Fund                     132,112
   Alger Midcap Growth Institutional Portfolio             127,423
   Franklin Balance Sheet Investment Fund                   14,955
   Strong Opportunity Fund                                  11,436
   Putnam International Equity Fund                         11,414
   Dreyfus LifeTime Growth Portfolio                         7,988
   Dreyfus LifeTime Growth and Income Portfolio              7,379
   Fidelity Advisor Value Strategies Fund                    4,740
   Scudder Small Cap Fund                                    3,978
   Fidelity Advisor Equity Growth Fund                       2,207
   PIMCO Total Return Fund                                     (33)
                                                         ---------
      Total Registered Investment Companies                493,987
                                                         ---------
Total Investment Appreciation                            $ 781,084
                                                         =========

                                ATGI 401(K) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2003


NOTE 3 - INVESTMENTS (CONTINUED)

      Investments that represent 5 percent or more of the Plan's net assets at December 31, 2003 and 2002 are separately identified below:

        Identity of Party Involved                         Description                             Market Value
        --------------------------                         -----------                             ------------
                                                                                              2003              2002
SSgA Stable Value Fund                           Fixed-income                             $ 3,055,989        $3,079,567
AllianceBernstein Growth and Income Fund         Capital appreciation                         740,463           596,320
Federated Capital Appreciation Fund              Income and capital appreciation              730,714           613,882
SSgA S&P 500 Index Fund                          Pooled stock market index account            659,027           514,447
Alger Midcap Growth Institutional Portfolio      Fixed-income                                 421,885           275,653
PIMCO Total Return Fund                          Capital appreciation                               -           311,874

                                ATGI 401(K) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2003

NOTE 4 - PARTIAL TERMINATION

      The Company experienced 2 and 11 percent reductions in eligible participants during the plan years ended December 31, 2003 and 2002, respectively. Reductions were primarily due to reductions in workforce due to economic conditions, and reorganization of the Company and its subsidiaries. Pursuant to Internal Revenue Code Section 411(d)(3), the affected participants became 100 percent vested in their account balances.

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

      The Plan invests in shares of common stock of the Company. As the Company is the sponsor of the Plan, these transactions qualify as party-in-interest transactions. At December 31, 2003 and 2002, the Plan held 200.890 and 189,596 shares, respectively, of common stock of the Company, with a cost basis of $371,303 and $362,441, respectively. Participant loans are with employees of the Company, as such, these transactions qualify as party-in-interest transactions.



                                    * * * * *

                                ATGI 401(K) PLAN
       FORM 5500, SCHEDULE H, PART IV, LINE 4I - SCHEDULE OF ASSETS (HELD
                                 AT END OF YEAR)
                                DECEMBER 31, 2003
                                EIN # 76-0079338
                                    PLAN #001

   (A)                        (B)                                        (C)                       (D)         (E)
                                                              DESCRIPTION OF INVESTMENT
PARTY -IN     IDENTITY OF ISSUE, BORROWER, LESSOR     INCLUDING MATURITY DATE, RATE OF INTEREST
INTEREST                OR SIMILAR PARTY                  COLLATERAL, PAR OR MATURITY VALUE       COST    CURRENT VALUE
---------     -----------------------------------     -----------------------------------------   ----    -------------
   *         Alpha Technologies Group, Inc.           ATGI Stock Fund                              **      $   255,130

            Common/Collective Trusts:
             State Street Global Advisors             SSgA Stable Value Fund                       **        3,055,989
             State Street Global Advisors             SSga S&P 500 Index Fund                      **          659,027
             State Street Global Advisors             SSga Life Solutions Growth Fund              **           29,410
                                                                                                           -----------
              Total Common/Collective Trusts                                                                 3,744,426

            Registered Investment Companies:
             Alliance Capital Management L.P.         Alliance Growth and Income Fund              **          740,463
             Federated Securities Corporation         Federated Capital Appreciation Fund          **          730,714
             Fred Alger & Company, Incorporated       Alger Mid Cap Growth Institutional Fund      **          421,885
             PIMCO Funds Distributors LLC             PIMCO Total Return Fund                      **          219,527
             Fidelity Investments                     Fidelity Advisors Stable Value Fund          **           87,682
             Franklin Templeton Investments           Franklin Balance Sheet Investment Fund       **           79,902
             Putnam Investments                       Putnam International Growth Fund             **           58,368
             Dreyfus LifeTime Portfolios, Inc.        Dreyfus LifeTime Growth and Income Fund      **           52,130
             Strong Capital Management, Inc.          Strong Opportunities Fund                    **           47,349
             Fidelity Investments                     Fidelity Advisors Equity Growth Fund         **           38,305
             Dreyfus LifeTime Portfolios, Inc.        Dreyfus LifeTime Growth Fund                 **           38,067
             Scudder Investments                      Scudder Small Cap Fund                       **           23,435
                                                                                                           -----------
              Total Registered Investment Companies                                                          2,537,827


   *         Plan Participants                        Loans against vested account balance, due      **        295,860
                                                      in monthly installments through 2017 with
                                                      interest at rates ranging from 5.25% to
                                                      10.5%
                                                                                                           -----------
                                                                                                           $ 6,833,243
                                                                                                           ===========

* A party-in-interest as defined by ERISA.

** Cost information is not required for participant directed investments and is therefore omitted.

                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-11627, No. 33-17359, No. 33-20706, No. 33-29636, No. 333-03001, No. 33-48663,
and No. 333-61708 all on Forms S-8, and No. 333-10311, No. 333-85956 and No.
333-113350 on Forms S-3 of Alpha Technologies Group, Inc. of our report dated June 23, 2004 appearing in this Annual Report on Form 11-K of the ATGI 401(k) Plan for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 28, 2004